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                                                                    Exhibit 10.9

                             ATLANTIC FUND GUARANTY

GUARANTY (as amended, modified, restated and/or supplemented from time to time, this "GUARANTY"), dated as of April 11, 2006, made by UNICORN WORLDWIDE HOLDINGS LIMITED, a British Virgin Islands corporation (together with its successors, the "GUARANTOR"), in favor of NAVISITE, INC., a Delaware corporation (together with its successors, the "COMPANY").

                                  WITNESSETH :

          WHEREAS, Company and Atlantic Investors, LLC ("ATLANTIC"), a principal shareholder of Company, are party to that certain Loan Agreement, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time as permitted under the Credit Agreement (defined below), the "SUBORDINATED LOAN AGREEMENT"), pursuant to which Atlantic is obligated to provide certain loans to Company (the "SUBORDINATED Loans") subject to the terms and conditions thereof;

          WHEREAS, Guarantor is a managing member of Atlantic;

          WHEREAS, Company, certain of its subsidiaries, the lenders party thereto (together with their successors and assigns, the "SENIOR LENDERS") and Silver Point Finance, LLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "SENIOR AGENT") and as Collateral Agent are parties to that certain Credit and Guaranty Agreement, dated as the date hereof (as amended, modified, restated and/or supplemented from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to make certain loans (the "SENIOR LOANS") to Company subject to the terms and conditions thereof:

          WHEREAS, it is a condition to the effectiveness of the Credit Agreement that Atlantic and Company enter into the Subordinated Loan Agreement and that Guarantor execute and deliver this Guaranty;

          WHEREAS, Guarantor will obtain benefits from the incurrence of the Senior Loans by Company under the Credit Agreement and the Subordinated Loans by Company under the Subordinated Loan Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the second preceding paragraph and to induce the Senior Lenders to make loans to Company under the Credit Agreement;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Guarantor, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

          1. GUARANTY. Guarantor irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety, to Company Atlantic's timely

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performance of its obligation to make Subordinated Loans to Company under the
Subordinated Loan Agreement on the terms and subject to the conditions contained in the Subordinated Loan Agreement (all such obligations being herein collectively called the "GUARANTEED OBLIGATIONS").

EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT SENIOR AGENT AND EACH OF THE SENIOR LENDERS ARE DIRECT THIRD-PARTY BENEFICIARIES OF GUARANTOR'S UNDERTAKING AND AGREEMENTS HEREUNDER AND THAT SENIOR AGENT MAY ENFORCE THE GUARANTEED OBLIGATIONS DIRECTLY, WITH OR WITHOUT THE CONSENT OR COOPERATION OF COMPANY.

In this regard, Guarantor agrees that in the event that Company or Senior Agent provides a request for a Credit Advance (as defined in the Subordinated Loan Agreement) to Atlantic or to Guarantor, Guarantor shall cause Atlantic to (or in the event that Atlantic fails to, Guarantor shall), fund the Subordinated Loan requested thereby to Company in immediately available funds on or before 2:00 p.m. prevailing Boston time within four Business Days of Company's or Senior Agent's request therefor.

          2. LIABILITY OF GUARANTOR ABSOLUTE. The liability of Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty or other support of the Guaranteed Obligations and the liability of Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any other continuing or other guaranty or undertaking of Guarantor or of any other party as to the Guaranteed Obligations, (b) the failure of Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (c) any action or inaction by Senior Agent or Senior Lenders, (d) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations, (e) any change of ownership of Atlantic or Company or the existence of any insolvency proceeding with respect to, or any other change in the legal status of, Atlantic or Company, (f) any change in, or the imposition of, any law, decree, regulation or other act of any governmental authority which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations, (g) the failure of Atlantic or Company to maintain in full force, validity or effect or to obtain or renew when required all approvals, licenses or consents of any governmental authority or any other person required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty, (h) the disallowance of all or any portion of the Guaranteed Obligations under Section 502 or 506 of the Bankruptcy Code; (i) any change in the time, manner or place of performance of the Guaranteed Obligations, or in any other term of the Credit Agreement or the Subordinated Loan Agreement, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the Subordinated Loan Agreement, including, without limitation, any increase in the obligations of Atlantic under the Subordinated Loan Agreement; (j) any taking,


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exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Atlantic, Company or any of its subsidiaries under the Credit Agreement or the Subordinated Loan Agreement; (k) any change, restructuring or termination of the corporate structure or existence of Atlantic, Company or any of its subsidiaries or (l) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of Guarantor from its obligations hereunder, all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (1) of this paragraph.

          3. OBLIGATIONS OF GUARANTOR INDEPENDENT. The obligations of Guarantor hereunder are independent of the obligations of any other guarantor or Atlantic, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other guarantor or Atlantic and whether or not any other guarantor, or Atlantic shall be joined in any such action or actions. Guarantor waives the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.

          4. WAIVERS BY GUARANTOR. (a) Guarantor hereby waives notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Company, Senior Agent or any Senior Lender against, and any other notice to, any party liable thereon, and Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by Company, Senior Agent or any Senior Lender upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

          (b) Guarantor waives any right to require Company, Senior Agent or any Senior Lender to: (i) proceed against Atlantic, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held by Company, Senior Agent or any Senior Lender or (iii) pursue any other remedy in Company's, Senior Agent's or any Senior Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Atlantic, any other guarantor of the Guaranteed Obligations or any other party other than performance in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of Atlantic, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Atlantic other than the performance in full of the Guaranteed Obligations.

          (c) Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of Atlantic's financial condition, affairs and assets, and of all other


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circumstances bearing upon the risk of nonperformance of the Guaranteed
Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and has adequate means to obtain from Atlantic on an ongoing basis information relating thereto.

          (d) Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

          5. RIGHTS OF COMPANY, SENIOR AGENT AND SENIOR LENDERS. Company, Senior Agent and the Senior Lenders may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations or liabilities of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase or alter, any of the Guaranteed Obligations or any of the obligations under the Credit Agreement, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to any Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

          (b) take and hold security for the performance of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against Atlantic, Company or any subsidiary thereof;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

          (e) act or fail to act in any manner which may deprive Guarantor of its right to subrogation against Atlantic to recover full indemnity for any payments made pursuant to this Guaranty; and/or


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

          (f) take any other action or omit to take any other action which would give rise to a legal or equitable discharge of Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of guarantor or surety or that might otherwise limit recourse against Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Subordinated Loan Agreement or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except performance in full of the Guaranteed Obligations.

          6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of Company, Senior Agent or any Senior Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which Company, Senior Agent or any Senior Lender would otherwise have. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Company, Senior Agent or any Senior Lender to any other or further action in any circumstances without notice or demand. It is not necessary for Company, Senior Agent or any Senior Lender to inquire into the capacity or powers of Atlantic or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTOR. (A) In order to induce the Senior Lenders to make Senior Loans to Company pursuant to the Credit Agreement, Guarantor represents, warrants and covenants to Senior Agent and Senior Lenders that:

          (a) Guarantor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) Guarantor has the corporate, partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty;

          (c) Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (d) neither the execution, delivery or performance by Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), of Guarantor;

          (e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by Guarantor or (ii) the legality, validity, binding effect or enforceability of this Guaranty;

          (f) there are no actions, suits or proceedings pending or, to Guarantor's knowledge, threatened (i) with respect to this Guaranty or (ii) with respect to Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Guarantor or (b) the rights or remedies of Company, Senior Agent or the Senior Lenders hereunder or the ability of Guarantor to perform its obligations hereunder; and

          (g) an executed (or conformed) copy of the Subordinated Loan Agreement has been made available to a senior officer of Guarantor and such officer is familiar with the contents thereof.


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

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of this Guaranty, on the date of each request for a Credit Advance under the Subordinated Loan Agreement and on and as of the date of each Subordinated Loan.

          (B) Guarantor covenants and agrees that so long as Guarantor has any obligations hereunder (i) it will maintain a net worth of no less the US$20,000,000 of Net Worth as at the last day of each fiscal quarter of Company and (ii) it will provide, within 15 days of the end of each such fiscal quarter, Senior Agent with a certification from counsel or a financial advisor reasonably satisfactory to Guarantor to such effect. As used herein, "NET WORTH" shall mean, at any time, (i) the assets of Guarantor at such time minus (ii) all liabilities of Guarantor at such time (including, in any event, all unfunded commitments (whether definite or conditional) at such time).

          8. EXPENSES. Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of Company and Senior Agent in connection with the enforcement of this Guaranty and the protection of their respective rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by Company or Senior Agent.

          9. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Company, Senior Agent, the Senior Lenders and their respective successors and assigns. All references herein to Atlantic shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

          10. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of Guarantor, Company and Senior Agent.

          11. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, facsimile or courier service and all such notices and communications shall, when mailed, sent by facsimile transmission or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by facsimile, except that notices and communications to Senior Agent until received by Senior Agent. All notices and other communications shall be in writing and addressed to such party at its address set forth opposite its signature page below or at such other address as any of the Persons listed above may hereafter notify the others in writing.

          12. REINSTATEMENT. If any claim is ever made upon Company (directly or indirectly) for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body


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having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, Atlantic), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding termination hereof or the termination of the Subordinated Loan Agreement and Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

          (b) All judicial proceedings arising out of or relating to this Guaranty, or any of the Guaranteed Obligations, may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York. By executing this Guaranty, Guarantor, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made in conformity with subsection (c) below is sufficient to confer personal jurisdiction over Guarantor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (d) agrees that Company, Senior Agent and the Senior Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against Guarantor in the courts of any other jurisdiction.

          (c) Guarantor hereby agrees that process may be served on it by certified mail, return receipt requested, to the address specified in Section 11 or on National Corporate Research, Ltd. ("NCR") located at 225 W. 34th Street, Suite 910, New York, NY 10122, and hereby appoints NCR as its agent to receive such service of process. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against Guarantor if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above. In the event NCR shall not be able to accept service of process as aforesaid and if Guarantor shall not maintain an office in New York City, Guarantor shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to the courts specified in this
Section 13(b) above, and acceptable to Senior Agent, as Guarantor's authorized agent to accept and acknowledge on Guarantor's behalf service of any and all process which may be served in any such action, suit or proceeding.

          (d) GUARANTOR, COMPANY, SENIOR AGENT AND EACH SENIOR LENDER (BY THEIR ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) EACH


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HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          14. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          15. PAYMENTS. All payments made by Guarantor hereunder will be made without setoff, counterclaim or other defense.


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

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

c/o Guy Molinari                        UNICORN WORLDWIDE HOLDINGS LIMITED,
Heller Ehrman LLP                       as Guarantor
Times Square Tower
Seven Times Square
New York, NY 10036
Telephone: 212-832-8300
Telecopier: 212-763-7600                By: /s/ S. J. McNally,
                                            ------------------------------------
                                        Name: S. J. McNally
                                        Title: Director


Accepted and Agreed to:

NAVISITE, INC.


By: /s/ John J. Gavin, Jr.,
    ---------------------------------
Name: John J. Gavin, Jr.
Title: CFO

Notice Address:

     400 Minuteman Road
     Andover, Massachusetts 01810
     Attention: John J. Gavin, Jr.,
     Chief Financial Officer
     Facsimile: 978-946-7803

and

     BRL Law Group LLC
     31 St. James Ave., Suite 850
     Boston, Massachusetts 02116
     Attention: Thomas B. Rosedale
     Facsimile: 617-399-6930


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

SILVER POINT FINANCE, LLC,
as Senior Agent


By: /s/ Richard Petrilli,
    --------------------------------
Name: Richard Petrilli
Title: Authorized Signatory

Notice Address:

     c/o The Bank of New York
     Steve Jerard
     600 E. Las Colinas Blvd., Ste 1300
     Irving, Texas 75039
     Phone: 972-401-8600
     Fax: 972-401-8557
     Email: stevejerard@loan-agents.com

With a copy to:

     bladmin@silverpointcapital.com


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